UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

The Hillshire Brands Company

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 South Jefferson, Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On December 18, 2012, the company signed an agreement to sell its Australian bakery business to McCain Foods Limited. The results of this business were previously reported as the Australian Bakery business segment. Beginning with the second quarter of 2013, the results of the Australian bakery business are being recognized as part of discontinued operations. Hillshire Brands is filing this Current Report on Form 8-K to disclose the full financial results related to continuing operations on a quarterly and full year basis for fiscal 2012 and the first quarter of fiscal 2013 including operating income, income from continuing operations and earnings per share reflecting the Australian bakery business as discontinued operations for all periods presented.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99	Financial Schedules

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2013

THE HILLSHIRE BRANDS COMPANY

By:	/s/ William J. Kelley Jr.
William J. Kelley Jr. Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Financial Schedules